Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
uWink, Inc.
Los Angeles, California

We consent to the incorporation of our Independent Registered Public Accounting Firms’ Report dated April 7, 2004, on the consolidated financial statements of uWink, Inc. for the year ended December 31, 2003, in this Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or around June 22, 2004.

/s/ STONEFIELD JOSEPHSON, INC.

Santa Monica, California
June 17, 2004